Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to Netherland, Sewell & Associates, Inc. under the heading “Experts” in the BP p.l.c. Registration Statement on Form F-3 and to the incorporation by reference therein of (i) the reference to Netherland, Sewell & Associates, Inc. contained in the section entitled “Oil and gas disclosures for the group” of the Annual Report and Form 20-F for the year ended December 31, 2023, of BP p.l.c. (the Form 20-F), as set forth under the heading “Compliance” on page 346 and (ii) our third-party letter report dated January 10, 2024, concerning our estimates of the proved reserves and future revenue, as of December 31, 2023, to the BP America Production Company interest in certain oil and gas properties located in the United States (the Third-Party Report), which is included as Exhibit 15.2 to the Form 20-F.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas
March 12, 2024